Exhibit 99.B(h)(1)(i)

AMENDED SCHEDULE A

with respect to the

ADMINISTRATION AGREEMENT

between

ING SERIES FUND, INC.

and

ING FUNDS SERVICES, LLC

Series	Administrative Services Fee (as a percentage of managed assets)

ING Money Market Fund	.08%